UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 9, 2011
CENTURY PROPERTIES FUND XVII, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11137 (Commission File Number)	94-2782037 (IRS Employer Identification No.)

55 BEATTIE PLACE POST OFFICE BOX 1089
GREENVILLE, SOUTH CAROLINA (Address of principal executive offices)	29602 (Zip Code)
Registrant’s telephone number, including area code (864) 239-1000
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders
     On May 9, 2011, Fox Partners, the general partner of Century Properties Fund XVII, LP, a Delaware limited partnership (the “Partnership”), amended the Partnership’s certificate of limited partnership and the Partnership’s amended and restated limited partnership agreement (the “Partnership Agreement”) to establish and convert the Partnership’s existing partnership interests into two separate series of partnership interests that have separate rights with respect to specified partnership property. Effective as of the close of business on May 9, 2011 (the “Establishment Date”), (i) each then outstanding interest of the general partner of the Partnership was converted into one Series A GP Interest and one Series B GP Interest, and (ii) each then outstanding unit of limited partnership interest was converted into one Series A Unit and one Series B Unit. The Series A GP Interest and the Series A Units are collectively referred to herein as the “Series A Interests,” and the Series B GP Interest and the Series B Units are collectively referred to herein as the “Series B Interests.” Except as described below, the Series A Interests and Series B Interests entitle the holders thereof to the same rights as the holders of partnership interests had prior to the Establishment Date.
     Series A Interests. From and after the Establishment Date, the following assets shall be allocated solely to the Series A Interests for all purposes, and shall be so recorded upon the books of account of the Partnership: (i) all of the Partnership’s assets, other than its interest in the Series B Subsidiary (as defined below), (ii) all consideration received by the Partnership from the issuance or sale of any Series A Interest, or from any additional capital contributions relating to the Series A Interests, and all assets in which such consideration is invested, and (iii) all interest, dividends, distributions, income, earnings, profits, gains and proceeds from any assets described in the foregoing clauses (i) and (ii), including any proceeds derived from the refinancing, sale or other disposition of such assets, and any funds or payments derived from any reinvestment of such proceeds. No person, other than a person who holds a Series A Interest, shall have any claim on or any right to any assets allocated solely to the Series A Interests.
     Series B Interests. From and after the Establishment Date, the following assets shall be allocated solely to the Series B Interests for all purposes, and shall be so recorded upon the books of account of the Partnership: (i) all of the Partnership’s membership interest in Apartment Lodge 17A LLC, a Colorado limited liability company (the “Series B Subsidiary”), (ii) all consideration received by the Partnership from the issuance or sale of any Series B Interest, or from any additional capital contributions relating to the Series B Interests, and all assets in which such consideration is invested, and (iii) all interest, dividends, distributions, income, earnings, profits, gains and proceeds from any assets described in the foregoing clauses (i) and (ii), including any proceeds derived from the refinancing, sale or other disposition of such assets, and any funds or payments derived from any reinvestment of such proceeds. No person, other than a person who holds a Series B Interest, shall have any claim on or any right to any assets allocated solely to the Series B Interests.
     Allocation of Certain Assets and Income. If there are any assets, income, earnings, profits, proceeds, funds or payments that are not readily identifiable as belonging to any particular series of interests, the general partner shall allocate them among any one or more of the series in such manner and on such basis as the general partner, in its sole discretion, deems fair and equitable, which determination shall be conclusive and binding on the limited partners of all series for all purposes.
     Liabilities and Expenses of Each Series. The debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to each series of interests shall be enforceable only against the assets allocated to such series, and not against the Partnership generally or the assets of any other series of interests. The interests of each series shall be charged with all expenses, costs, charges and reserves attributable to such series, and shall not be charged with any expenses, costs, charges or reserves attributable to any other series or the assets of such other series. The general partner’s determination of which debts, liabilities and obligations, and which expenses, costs, charges and reserves, are attributable to each series of interests shall be conclusive and binding on the limited partners of all series for all purposes. Any person extending credit to, contracting with or otherwise having a claim against any series of interests may look only to the assets of that series to satisfy any such obligation or claim, and not against the assets of the Partnership generally or the assets of any other series. Any general liabilities, expenses, costs, charges or reserves of the Partnership that are not readily identifiable as belonging to any particular series of interests shall be allocated and charged by the Partnership to and among one or more of the series in such manner and on such basis as the general partner, in its sole discretion, deems fair and equitable, which allocation shall be conclusive and binding on the limited partners of all series for all purposes.

     Distributions to Partners of Each Series. From and after the Establishment Date, all distributions to partners (including distributions comprised of cash available for distribution and distributions upon termination and dissolution of the Partnership) shall be determined on a series by series basis in accordance with the criteria set forth above under “Series A Interests” and “Series B Interests.”
     Capital Accounts for Each Series. On the Establishment Date, for each series of interests, a separate capital account shall be established on the books of the Partnership for each partner who holds such series, which shall initially consist of that portion of such partner’s existing capital account that relates to the assets of such series. Thereafter, the capital account of each partner who holds any series of interests shall be adjusted in the manner set forth in the Partnership Agreement, but on a series by series basis, with respect to (i) capital contributions relating to such series, (ii) that portion of the Partnership’s net income and net loss allocated to such series, and (iii) distributions paid in respect of such series.
     Separate Books and Records. Separate and distinct books and records shall be maintained for each series of interests, and the assets and liabilities associated with a particular series shall be held and accounted for separately from the other assets and liabilities of the Partnership and other series. The Partnership shall prepare, and provide to limited partners (to the extent not included in the Partnership’s filings with the Securities and Exchange Commission), quarterly financial reports (which need not be audited) for each series.
     Transfers of Series Interests. Each series of interests shall be transferable separate and apart from each other series pursuant to the terms of the Partnership Agreement.
     Voting & Approval Rights. If any term or provision of the Partnership Agreement requires the vote, consent or approval of limited partners holding a majority of the units, such term or provision shall be deemed to require the vote, consent or approval of limited partners holding a majority of outstanding units of each series, except with respect to any matter or action relating only to a particular series or its assets, which shall require only the vote, consent or approval of limited partners holding a majority of the outstanding units of such series. Meetings of the limited partners to vote upon any matters on which the limited partners are authorized to take action under the Partnership Agreement may be called at any time by the general partner or (i) in the case of any matter that is subject to the vote, consent or approval of limited partners holding a majority of outstanding units of each series, by one or more limited partners holding more than 10% of the outstanding units of each series, or (ii) in the case of any matter that is subject to the vote, consent or approval only of limited partners holding a majority of outstanding units of a particular series, by one or more limited partners holding more than 10% of the outstanding units of such series, in either case, by delivering written notice, either in person or by registered mail, of such call to the general partner.
     Tax Treatment. For United States federal income tax purposes, each series of interests shall represent a separate and distinct entity treated as a partnership.
     Termination of a Series. Any series of interests may be terminated only upon (i) the termination and dissolution of the Partnership, (ii) the vote or written consent of limited partners holding a majority of the outstanding units of such series, or (iii) the sale or other disposition of all or substantially all of the assets of such series. Upon termination of a series, the general partner shall proceed to wind up the affairs of such series, and the Partnership shall not carry on any business in respect of such series except for the purpose of winding up its affairs. The termination of a series shall not be deemed a termination or dissolution of the Partnership unless it is the only remaining series. The general partner shall not have any obligation to contribute cash to the capital of the Partnership upon the termination of a series unless such series is the only remaining series and such termination constitutes the termination and dissolution of the Partnership.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.
     (d) The following exhibits are filed with this report

Exhibit Number	Description
3.1	Amendment to Certificate of Limited Partnership of Century Properties Fund XVII, LP, dated as of May 9, 2011.
3.2	Amendment to the Amended and Restated Limited Partnership Agreement of Century Properties Fund XVII, LP, dated as of May 9, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XVII, LP
Date: May 9, 2011	By:	FOX PARTNERS,
General Partner

	By:	FOX CAPITAL MANAGEMENT CORPORATION,
Managing General Partner

By:	/s/Stephen B. Waters
	Name:	Stephen B. Waters
	Title:	Senior Director of Partnership Accounting